Exhibit 10.2

EXECUTION VERSION

FORM OF [AMENDED AND RESTATED] SUBSCRIPTION AGREEMENT

This [Amended and Restated] Subscription Agreement (this “Agreement”) is entered into as of December 12, 2018, between One Madison Corporation, a Cayman Islands exempted company (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

Recitals

[WHEREAS, the Company and the Purchaser are party to that certain Subscription Agreement dated as of November 12, 2018 (the “Original Subscription Agreement”);

WHEREAS, the parties wish to amend and restate the Original Subscription Agreement in its entirety as set forth herein;]

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company intends to enter into a Stock Purchase Agreement in substantially the form attached hereto as Exhibit A (the “Stock Purchase Agreement”) pursuant to which the Company will acquire from Rack Holdings L.P., a Delaware limited partnership, all of the issued and outstanding shares of capital stock of Rack Holdings Inc., a Delaware corporation (“Ranpak”), on the terms and subject to the conditions set forth therein (the “Ranpak Business Combination”);

WHEREAS, the transactions contemplated by the Stock Purchase Agreement will constitute a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which (i) immediately prior to the closing of the Ranpak Business Combination (the “Business Combination Closing”), the Company will issue and sell, and the Purchaser will purchase, on a private placement basis, (i) the number of Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page to this Agreement and (ii) the number of Class C ordinary shares, par value $0.0001 per share (the “Class C Shares”), set forth on the signature page to this Agreement (together, the “Acquired Shares”), in each case on the terms and conditions set forth herein;

WHEREAS, the Company has entered into or intends to concurrently with this Agreement enter into agreements (collectively, the “Subscription Agreements”) in the form of this Agreement with other parties (together with the Purchaser, the “Subscriber Parties” and each, a “Subscriber Party”) for the purchase of a total of 14,200,000 Class A Shares and/or Class C Shares upon the Business Combination Closing (all Class A Shares and Class C Shares subject to be purchased pursuant to such Subscription Agreements, together with the Acquired Shares, collectively, the “Total Acquired Shares”);

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Sale and Purchase.

(a) Acquired Shares.

(i) The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Acquired Shares set forth on the signature page to this Agreement for an aggregate purchase price of $10.00 multiplied by the number of Acquired Shares issued and sold hereunder (the “Aggregate Purchase Price”).

(ii) The Company shall require the Purchaser to purchase the number of Acquired Shares provided pursuant to Section 1(a)(i) hereof by delivering notice to the Purchaser, at least ten (10) Business Days before the funding of the Aggregate Purchase Price to the escrow account, specifying the anticipated date of the Business Combination Closing and instructions for wiring the Aggregate Purchase Price to an account of a third-party escrow agent which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in such notice, the Purchaser shall deliver the Aggregate Purchase Price in cash via wire transfer to the account specified in such notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the Aggregate Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent automatically return to the Purchaser the Aggregate Purchase Price, provided that the return of the funds placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iii) The closing of the sale of the Acquired Shares (the “Subscription Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”). At the Subscription Closing, the Company will issue to the Purchaser the Acquired Shares, each registered in the name of the Purchaser, against (and concurrently with) release of the Aggregate Purchase Price by the Escrow Agent to the Company.

(iv) By written notice delivered to the Company no later than the date of delivery of the Aggregate Purchase Price by the Purchaser to be held in escrow pursuant to Section 1(a)(ii), the Purchase may elect to purchase at the Subscription Closing (x) a number of Class A Shares in lieu of an equal number of Class C Shares set forth on the signature page to this Agreement or (y) a number of Class C Shares in lieu of an equal number of Class A Shares set forth on the signature page to this Agreement (but, for the avoidance of doubt, no such election shall vary the aggregate amount of Acquired Shares to be purchased by the Purchaser at the Subscription Closing).

(b) Delivery of Securities.

(i) The Company shall register the Purchaser as the owner of the Acquired Shares in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Subscription Closing.

(ii) Each register and book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Acquired Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Acquired Shares without any such legend; provided, that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

(d) Registration Rights. If the Company and the Purchaser (A) are parties to an existing agreement pursuant to which the Company has granted to the Purchaser registration rights with respect to the shares acquired by the Purchaser prior to completion of the Business Combination Closing, the Company and the Purchaser agree that the Acquired Shares will constitute “Registrable Securities” for purposes of such agreement or (B) are not parties to such an agreement, then the Purchaser shall have the registration rights set forth on Exhibit B (in each case, the “Registration Rights”).

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. If an entity, the Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement or the Ranpak Business Combination.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Acquired Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Acquired Shares. If the Purchaser was formed for the specific purpose of acquiring the Acquired Shares, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Acquired Securities, as well as the terms of the Stock Purchase Agreement, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the Acquired Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Acquired Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Acquired Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Acquired Shares, or any Class A Shares into which the Class C Shares included in the Acquired Shares may be converted, for resale, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Acquired Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(h) High Degree of Risk. The Purchaser understands that its agreement to purchase the Acquired Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Acquired Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Acquired Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Acquired Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Acquired Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(k) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Acquired Shares.

(l) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page hereof; if the Purchaser is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of the Purchaser set forth on the signature page hereof.

(m) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(n) Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. The authorized share capital of the Company will, immediately prior to the Business Combination Closing (prior to giving effect to any redemptions of Class A Shares of the Company held by the Company’s public shareholders in connection with the consummation of the Business Combination, the consummation of the transactions contemplated by the Subscription Agreements, any warrant exchange transactions undertaken in connection with the Ranpak Business Combination or the transactions contemplated by the forward purchase agreements entered into by the Company in connection with the initial public offering of the Company), consist of:

(i) 200,000,000 Class A Shares, 30,000,000 of which will be issued and outstanding.

(ii) 25,000,000 Class B Shares, 11,250,000 of which will be issued and outstanding.

(iii) 200,000,000 Class C Shares, none of which will be issued and outstanding.

(iv) 1,000,000 preferred shares, none of which will be issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Acquired Shares at the Subscription Closing, and the securities issuable upon conversion of any Class C Shares included in the Acquired Shares, has been taken or will be taken prior to the Subscription Closing. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Subscription Closing, and the issuance and delivery of the Acquired Shares and the securities issuable upon conversion of any Class C Shares included in the Acquired Shares has been taken or will be taken prior to the Subscription Closing, as applicable, subject to the approval of the issuance by the Company of the Total Acquired Shares by a majority of votes cast by shareholders of the Company at a meeting duly called for such purpose. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Securities.

(i) The Acquired Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the securities issuable upon conversion of the Class C Shares included in the Acquired Shares, when issued in accordance with the terms of the Acquired Shares and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Acquired Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its articles of association, Charter or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Acquired Shares.

(h) Issuance Totals. Prior to or concurrently with the execution and delivery of this Agreement the Company has or is entering into Subscription Agreements providing for the sale of an aggregate of 14,200,000 Total Acquired Shares (including the Acquired Shares purchased and sold under this Agreement).

(i) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, or the transactions contemplated by the Stock Purchase Agreement, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. Additional Agreements and Acknowledgements of the Purchaser.

(a) Negotiation of Stock Purchase Agreement. The Company (i) is hereby authorized to negotiate and enter into the Stock Purchase Agreement, the other Transaction Documents (as defined in the Stock Purchase Agreement) and the Debt Commitment Letters (as defined in the Stock Purchase Agreement) and (ii) subject to the other provisions of this Agreement, including Section 4(b), may amend or waive any provision of the Stock Purchase Agreement, any other Transaction Document or any Debt Commitment Letter or to take or consent to any action in connection with the Stock Purchase Agreement, the other Transaction Documents or the Debt Commitment Letters (including the flex provisions); provided that (x) the Base Consideration (as defined in the Stock Purchase Agreement) shall not exceed $950,000,000, (y) the amount of debt financing obtained by the Company for the Ranpak Business Combination shall not exceed $650,000,000 and shall be on the terms set forth in the Debt Commitment Letters, and (z) the other terms of the Stock Purchase Agreement and the other Transaction Documents shall not be changed from the forms set forth on Exhibit A in a manner that would reasonably be expected to adversely and materially impact the economic benefits expected to be derived by the Company from the Ranpak Business Combination. Upon entry into the Stock Purchase Agreement, the Company shall provide the Purchaser with a copy of the final executed Stock Purchase Agreement.

(b) Amendment of Stock Purchase Agreement. After the Company has entered into the Stock Purchase Agreement, the Company shall give written notice (the “Amendment Notice”) to the Purchaser and the other Subscriber Parties in the event that any material amendment or waiver to the Stock Purchase Agreement is proposed, describing in detail such material amendment or waiver. Upon receipt of the Amendment Notice, the Purchaser shall have ten (10) Business Days (the “Amendment Notice Period”) to deliver to the Company a written notice (the “Amendment Response”), which shall specify whether the Purchaser consents to the amendment or waiver to the Stock Purchase Agreement. Any Amendment Response so delivered shall be binding upon delivery and irrevocable by the Purchaser. If Purchaser does not deliver an Amendment Response before the expiration of the Amendment Notice Period, the Purchaser shall be deemed to have not consented to the amendment or waiver to the Stock Purchase Agreement. Prior to entering into any such material amendment or waiver to the Stock Purchase Agreement, the Company shall have received the consent of Subscriber Parties that have committed to purchase more than 50% of the Total Acquired Shares.

(c) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company established a trust account (the “Trust Account”) for the benefit of its public shareholders at the closing of the IPO. The Purchaser, for itself and its affiliates, hereby agree that it has no right, title interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(d) Voting. Subject to the conditions set forth in Section 4(a) and 4(b) hereof, the Purchaser hereby agrees that the Purchaser shall vote any Class A Shares owned by it in favor of any shareholder approvals sought by the Company in connection with the Ranpak Business Combination. If the Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of any shareholder approvals sought by the Company in connection with the Ranpak Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(e) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(f) The Purchaser shall take all actions that are necessary, proper or advisable to have available to it sufficient funds to satisfy its obligations under this Agreement on the Subscription Closing.

5. Additional Agreements of the Sponsor and the Company.

(a) QEF Election; Tax Information; Tax Structuring.

(i) The Company shall use commercially reasonable efforts to determine whether, in any year, the Company (or any subsidiary of the Company) is deemed to be a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), and shall notify the Purchaser if the Company (or any subsidiary of the Company) is deemed to be a PFIC or CFC. If the Company determines that the Company (or any subsidiary of the Company) is a PFIC in any year, for the year of determination and for each year thereafter during which the Purchaser holds an equity interest in the Company, the Company shall use commercially reasonable efforts to (i) make available to the Purchaser the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company (or any subsidiary of the Company, as applicable) and (ii) furnish the information required to be reported under Section 1298(f) of the Code or under any other applicable tax law.

(b) Use of Purchaser’s Name. The Company will not, without the written consent of the Purchaser in each instance use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose (i) Purchaser’s name and information concerning the Purchaser (A) to the extent required by law, regulation or regulatory request, including pursuant to a request for such disclosure from the Staff of the SEC or FINRA or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential, and (ii) Purchaser’s name and the terms of this Agreement to the other Subscriber Parties and to Ranpak and its Affiliates and its and their respective lawyers, independent accountants and other advisors and service providers who reasonably require such information in connection with the transactions contemplated by the Stock Purchase Agreement. The Company agrees to provide to the Purchaser for Purchaser’s review any disclosure in any registration statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Purchaser or any of its affiliates.

(c) NYSE Listing. The Company will use commercially reasonable efforts to maintain the listing of the Class A Shares on the NYSE Capital Market (or another national securities exchange).

(d) No Amendments to Charter. The Charter of the Company will not be materially amended prior to the Business Combination Closing without the prior written consent of Subscriber Parties that have subscribed for a majority of the Total Acquired Shares.

(e) Cutback. Notwithstanding anything to the contrary herein, the Company, in its sole discretion, shall have the right to reduce the number of Acquired Shares to be issued and sold to the Purchaser pursuant to this Agreement, so long as the Company is reducing the number of Acquired Shares to be to be issued and sold to the Purchaser pursuant to this Agreement, and the number of Class A Shares and/or Class C Shares to be issued and sold to the Subscriber Parties pursuant to the other Subscription Agreements, on a pro rata basis. The Company shall notify the Purchaser in writing no less than two days in advance of the Subscription Closing if it elects to reduce the number of Acquired Shares to be issued and sold to the Purchaser pursuant to this Section 5(e).

(f) Replacement of Securities. In case of any reclassification or reorganization of any outstanding securities of the Company, or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding securities of the Company), the Purchaser shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Agreement, and the term “Acquired Shares” shall be deemed to refer to, the kind and amount of shares or other securities or property receivable upon such reclassification, reorganization, merger, consolidation, or conversion, that the Purchaser would have received if such holder had purchased the Acquired Shares immediately prior to such event.

6. Subscription Closing Conditions.

(a) The obligation of the Purchaser to purchase the Acquired Shares at the Subscription Closing under this Agreement shall be subject to the fulfillment, at or prior to the Subscription Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) All conditions precedent to the Business Combination Closing as set forth in the Stock Purchase Agreement shall have been satisfied or waived by the party or parties entitled to the benefit thereof; provided that the Company will not waive any of the conditions precedent to the Business Combination Closing as set forth in the Stock Purchase Agreement without the prior written consent of Subscriber Parties that have subscribed for a majority of the Total Acquired Shares;

(ii) The Business Combination Closing shall take place substantially concurrently with, and immediately following, the purchase of Acquired Shares;

(iii) The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as of a date within ten (10) Business Days of the Subscription Closing;

(iv) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Subscription Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Subscription Closing; and

(vi) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Acquired Shares.

(b) The obligation of the Company to sell the Acquired Shares at the Subscription Closing under this Agreement shall be subject to the fulfillment, at or prior to the Subscription Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Acquired Shares;

(ii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Subscription Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Subscription Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Acquired Shares.

7. Termination. This Agreement may be terminated at any time prior to the Subscription Closing:

(a) by mutual written consent of the Company and the Purchaser; or

(b) automatically upon the termination of the Stock Purchase Agreement in accordance with its terms.

In the event of any termination of this Agreement pursuant to this Section 7, the Aggregate Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: One Madison Corporation, 3 East 28th Street, 8th Floor, New York, New York 10016, Attn: David Murgio, Secretary, email: dmurgio@onemadisongroup.com, with a copy to the Company’s counsel at: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attn: Deanna L. Kirkpatrick, Esq., email: deanna.kirkpatrick@davispolk.com, fax: (212) 701-5135, and John B. Meade, Esq., email: john.meade@davispolk.com, fax: (212) 701-5077, and Lee Hochbaum, Esq., email: lee.hochbaum@davispolk.com, fax (212) 701-5736.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Subscription Closing.

(d) [Amendment and Restatement;] Entire Agreement. [This Agreement amends and restates the Original Subscription Agreement in its entirety]. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Acquired Shares and the securities issuable upon conversion or exercise of the Acquired Shares.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Each Purchaser hereby acknowledges that in connection with its examination of certain confidential information that has been or will be provided to it and/or its representatives regarding the proposed Ranpak Business Combination, such Purchaser and/or its representatives may have access to material non-public information concerning the Company and Ranpak. Each Purchaser agrees to keep this information confidential. Each Purchaser acknowledges that it is aware (and that its representatives have been or will be advised by it) that the United States and other applicable securities laws prohibit any person who has received from an issuer material nonpublic information relating to such issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(r) Specific Performance. The Purchaser agrees that irreparable damage would occur in the event that any provision of this Agreement was not performed by the Purchaser in accordance with the specific terms hereof or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that the Company shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of the Purchaser, in any court of competent jurisdiction, and appropriate injunctive relief shall be granted in connection therewith. The Company, in seeking an injunction, a decree or order of specific performance, shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which the Company is entitled at law or in equity.

(s) Most Favored Nations. The Company hereby represents and warrants that as of the date hereof, and covenants and agrees that after the date hereof, none of the agreements with any other Subscriber Party includes or will include terms, rights or other benefits that are more favorable, in any material respect, to such other person than the terms, rights and benefits in favor of the Purchaser under this Agreement, and the Company will not waive any material obligation under the agreements with such other person unless, in any such case, the Purchaser has been offered in writing the opportunity to concurrently receive the benefits of all such terms, rights and benefits or waiver. The Purchaser shall notify the Company in writing, within ten (10) days after the date it has been offered the opportunity to receive the benefit of such terms, rights, benefits or waiver, of its election to receive any such term, right, benefit or waiver so offered.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

Purchaser’s Name:
By:

Address for Notices:

E-mail:

By:		Fax:
Name:
Title:

Number of Class A Shares to be acquired:	(A)____________________

Number of Class C Shares to be acquired:	(C)____________________

Total Number of Acquired Shares:	(A+C)_________________

 [Signature Page to [Amended and Restated] Subscription Agreement]

COMPANY:

ONE MADISON CORPORATION

By:
	Name:	Omar M. Asali
	Title:	Chairman and Chief Executive Officer

 [Signature Page to [Amended and Restated] Subscription Agreement]

Exhibit A

Form of Stock Purchase Agreement

[See attached]

Exhibit B

Registration Rights

1. Within thirty (30) days after the Business Combination Closing, the Company shall use reasonable best efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Resale Shelf”) of the Class A Shares comprising the Acquired Shares, the Class A Shares into which the Class C Shares comprising the Acquired Shares are convertible and any Class B ordinary shares, par value $0.0001 per share (“Class B Shares”) acquired by the Purchaser prior to the Business Combination Closing, (y) any other Class A Shares that may be acquired by the Purchaser after the date of this Agreement, including any time after the Business Combination Closing and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (x) and (y) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days thereafter, and (iii) to maintain the effectiveness of such Resale Shelf with respect to the Purchaser’s Registrable Securities until the earliest of (A) the date on which the Purchaser ceases to hold Registrable Securities covered by such Resale Shelf, (B) the date all of the Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act; and provided, further, with respect to Registrable Securities acquired after the Business Combination Closing, the Company shall only be obligated to amend the Resale Shelf or file a new registration statement that will constitute a Resale Shelf to include such Registrable Securities on two (2) occasions, each upon the written request of Purchaser with respect to at least 100,000 Registrable Securities.

2. In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the Securities and Exchange Commission (“SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that the Purchaser be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3. If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other persons or entities that have registration rights (“Other Holders”), relating to an underwritten offering of ordinary shares, or engage in an Underwritten Shelf Takedown off an existing registration statement (a “Company Offering”), then the Company will provide the Purchaser and each other Subscriber Party who purchased at least 1,000,000 Acquired Shares (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement Purchaser’s Registrable Securities and a minimum of 500,000 of the securities of each other Subscriber Party which is a Piggyback Holder that constitute “Registrable Securities” under such parties’ subscription agreement (collectively “Piggyback Securities”). Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Purchaser or the other Subscriber Parties in connection with an Underwritten Shelf Takedown, within three (3) Business Days) after receiving the Offer Notice, the Purchaser may make a written request (a “Piggyback Request”) to the Company to include some or all of Purchaser’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Piggyback Holders based on the pro rata percentage of Piggyback Securities held by the Piggyback Holders and requested to be included in the Underwritten Offering. Notwithstanding anything to the contrary in this paragraph 3, the Company hereby agrees that it will not provide an Offer Notice to any other Subscriber Party unless such other Subscriber Party agrees in writing to treat the contents of such Offer Notice as material non-public information.

4. At any time during which the Company has an effective Resale Shelf with respect to the Purchaser’s Registrable Securities, the Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Company to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Resale Shelf, and the Company shall use commercially reasonable efforts to file a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. The Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns. Purchaser acknowledges that, pursuant to the terms and conditions of subscription agreements between the Company and other Subscriber Parties (such agreements, as they relate to the rights of the other Subscriber Parties set forth in paragraphs 3, 4 and 5 of this Exhibit A, not to be amended without the Purchaser’s prior written consent), each other Subscriber Party who purchased at least 1,000,000 Acquired Shares and proposes to sell at least 500,000 Registrable Securities in the Underwritten Shelf Takedown (a “Requesting Holder”) shall have the right, pursuant to a timely Piggyback Request, to include securities that are covered by the Resale Shelf (“Requesting Holder Securities”) in the prospectus supplement relating to any Underwritten Shelf Takedown and Purchaser agrees to cooperate with the Company and such other Subscriber Parties in furtherance thereof. If the underwriter(s) for any Underwritten Shelf Takedown advise the Company that marketing factors require a limitation on the number of securities that may be included in the Underwritten Shelf Takedown, the number of securities to be so included shall be allocated as follows: (i) first, to the Purchaser; and (ii) second, to the Requesting Holders based on the pro rata percentage of Requesting Holder Securities held by the Requesting Holders and requested to be included in the Underwritten Offering. It is understood that any other Subscriber Party electing to include securities on an Underwritten Shelf Takedown proposed by Purchaser shall not have the ability to withdraw such securities from such offering without the consent of the Purchaser, it being understood that the terms of the offering may not be known at the time of such offering and that Purchaser shall have the sole discretion to approve such terms (and such other Subscriber Party shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). In this regard, by electing to include securities on such offering, such other Subscriber Party agrees to cooperate with the Company and the Purchaser in furtherance of such offering, including entering into such customary agreements and take all such actions (including supplying all reasonably requested information) within 48 hours of a reasonable request by the Company, underwriters or Purchaser.

5. The determination of whether any offering of Registrable Securities pursuant to the Resale Shelf or a Shelf Takedown Prospectus Supplement will be an underwritten offering shall be made in the sole discretion of the Purchaser, after consultation with the Company, and the Purchaser shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Requesting Holders shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). The Purchaser shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6. In connection with any underwritten offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchaser) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses (as defined below). For purposes of this paragraph 6, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or an Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel to the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchaser; provided, that it is understood and agreed that the Company shall to be responsible for any underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of the Purchaser’s Registrable Securities.

8. The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Purchaser a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its stockholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchaser; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by the Resale Shelf; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9. The Purchaser agrees that, except as required by applicable law, the Purchaser shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10. The Company shall indemnify and hold harmless the Purchaser, its directors and officers, partners, members, managers, employees, agents, and representatives of such Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchaser.

11. The Company’s obligation under paragraph (1) of this Exhibit A is subject to the Purchaser’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. The Purchaser shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the Resale Shelf.

12. The Company shall cooperate with the Purchaser, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

13. If requested by the Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

14. As long as the Purchaser shall own Registrable Securities, the Company, at all times while it shall be reporting under the Securities Exchange Act of 1934, as amended, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and to promptly furnish the Purchaser with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell the Class A Shares held by the Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15. The rights, duties and obligations of the Purchaser under this Exhibit A may be assigned or delegated by the Purchaser in conjunction with and to the extent of any transfer or assignment of Registrable Securities by the Purchaser to any transferee or assignee.